UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WisdomTree Bitcoin Fund

(formerly WisdomTree Bitcoin Trust)

(Exact name of registrant as specified in its charter)

Delaware	99-6119726
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 W 34th Street, New York, NY 10119

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest of WisdomTree Bitcoin Fund	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-254134

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of beneficial interest (the “Shares”), of the WisdomTree Bitcoin Fund (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by Cboe BZX Exchange, Inc. A description of the shares is set forth in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration Nos. 333-254134), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on December 29, 2023, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares also is hereby incorporated herein by reference.

Item 2:	Exhibits.

Pursuant to the “Instructions to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 5th day of January, 2024.

WisdomTree Bitcoin Fund
By: WisdomTree Digital Commodity Services, LLC as Sponsor of the Trust

By:	/s/Jeremy Schwartz
Name:	Jeremy Schwartz
Title:	Chief Executive Officer